                                                                   EXHIBIT 10.23

                               THIRD AMENDMENT TO
                             PLAINS RESOURCES INC.
                           1996 STOCK INCENTIVE PLAN


     Plains Resources Inc., having heretofore adopted the Plains Resources Inc. 1996 Stock Incentive Plan (the "Plan") and having reserved the right under
Section 9 thereof to amend the Plan, does hereby amend the Plan, effective as of June 7, 2000, as follows:

     Section 3.1 of Plains Resources Inc. 1996 Stock Incentive Plan shall be amended to read as follows:

          3.1 The maximum number of Shares with respect to which Awards may be granted under the Plan is 1,650,000 (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 6 or 7) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

Adopted by the Board of Directors of Plains Resources Inc. on June 7, 2000.